As filed with the Securities and Exchange Commission on January 14, 2005

Registration No. 333-110065

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CORIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	959 Skyway Road, Suite 100 San Carlos, California 94070 (650) 232-3000	77-0492528 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

George Kadifa

Chairman of the Board

and Chief Executive Officer

Corio, Inc.

959 Skyway Road, Suite 100

San Carlos, CA 94070

(650) 232-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas H. Collom

Donald S. Harrison

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SHARES

The Registration Statement on Form S-3 (Registration No. 333-110065) (the “Registration Statement”) of Corio, Inc. (“Corio”), pertaining to the registration of Corio’s common stock, to which this Post-Effective Amendment No. 1 relates, was initially filed with the Securities and Exchange Commission on October 29, 2003.

This Post-Effective Amendment No. 1 is being filed to deregister those shares that remain unsold under the Registration Statement as of the date hereof because the Registrant’s obligation to maintain the registration of any shares thereunder has expired. By filing this Post-Effective Amendment No. 1, we hereby deregister any such unsold shares, and the Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on the 14th day of January 2005.

CORIO, INC.
By:	/s/ George Kadifa

George Kadifa Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ George Kadifa George Kadifa	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2005

/s/ Brett White Brett White	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2005

* Ted E. Schlein	Director	January 14, 2005

* Mark Hauser	Director	January 14, 2005

* Randall Baker	Director	January 14, 2005

* George J. Still, Jr.	Director	January 14, 2005

* Glenn W. Marschel, Jr.	Director	January 14, 2005

* Mark Forman	Director	January 14, 2005

*By: /s/ Brett White Brett White	Attorney-in-Fact	January 14, 2005